Exhibit 1.1

EXECUTION VERSION

EVOLENT HEALTH, INC.

8,816,120 Shares of Class A Common Stock

Underwriting Agreement

August 8, 2017

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Evolent Health, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 8,816,120 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 1,322,418 shares of Class A Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sale of the Shares and together with the shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-219755), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated August 7, 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 6:50 P.M., New York City time, on August 8, 2017.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $19.006375.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company, to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on August 14, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Company and Evolent Health LLC, a Delaware limited liability company (“Evolent Health”), acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or Evolent Health or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or Evolent Health or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Evolent Health shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or Evolent Health with respect thereto. Any review by the Underwriters of the Company or Evolent Health, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or Evolent Health.

3. Representations and Warranties. Each of the Company and Evolent Health jointly and severally represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Evolent Health in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor Evolent Health (including their agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or Evolent Health or their respective agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of the initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e) Testing-the-Waters Materials. Neither the Company nor Evolent Health (i) has alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company and Evolent Health have not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions in each such Written Testing-the-Waters Communications in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Evolent Health in writing by such Underwriter through the Representatives expressly for use in such Written Testing-the-Waters Communications, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company or Evolent Health, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Evolent Health makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Evolent Health in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Financial Statements of the Company. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the other financial information (other than (i) the financial statements of Evolent Health and (ii) financial statements of the Acquired Business) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Financial Statements of Evolent Health. The financial statements (including the related notes thereto) of Evolent Health included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of Evolent Health as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(j) Financial Statements of the Acquired Business. The financial statements (including the related notes thereto) of certain acquired businesses (the “Acquired Business”) of Valence Health, Inc., a Delaware corporation, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Acquired Business as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

(k) No Material Adverse Change. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company and Evolent Health included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, and the grant and forfeiture of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company, Evolent Health or the Company’s other subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Evolent Health on any class of capital stock, (ii) there has not been any material adverse change with respect to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ or members’ equity, as applicable, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole; (iii) none of the Company, Evolent Health, or the Company’s other subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company, Evolent Health, the Company’s other subsidiaries, taken as a whole; and (iv) none of the Company, Evolent Health or the Company’s other subsidiaries has sustained any loss or interference with its business that is material to the Company, Evolent Health, or the Company’s other subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(l) Organization and Good Standing. The Company, Evolent Health and the Company’s other subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ or members’ equity, results of operations or prospects of the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, or on the performance by the Company and Evolent Health of their obligations under the Transaction Documents (a “Material Adverse Effect”). Neither the Company nor Evolent Health owns or controls, directly or indirectly, any corporation, association or other entity other than, in the case of the Company, the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K as filed with the Commission on March 3, 2017 and Accordion Health, LLC.

(m) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the outstanding shares of capital stock of the Company and membership interests of Evolent Health have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus and other than options in the aggregate not exceeding $1 million in fair market value as of the date of this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any membership interests in Evolent Health or the Company’s other subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or of any membership interests of Evolent Health or the Company’s other subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company and the membership interests of Evolent Health conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding membership interests of Evolent Health and the Company’s other subsidiaries that are owned directly or indirectly by the Company are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(n) Stock Options. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and Evolent Health, including the Evolent Health Holdings, Inc. 2011 Equity Incentive Plan and the Evolent Health, Inc. 2015 Omnibus Incentive Compensation Plan, each as described in the Pricing Disclosure Package and Prospectus (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and Evolent Health. There is no and has been no policy or practice of the Company or Evolent Health of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or Evolent Health or their respective subsidiaries or their results of operations or prospects.

(o) Due Authorization. Each of the Company and Evolent Health has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(p) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Evolent Health.

(q) Interests. All of the membership interests of Evolent Health outstanding as of the Closing Date have been duly authorized and when issued, fully paid and validly issued and, to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(r) Other Transaction Documents. Each of the Third Amended and Restated Operating Agreement of Evolent Health (the “Evolent Health LLC Agreement”) dated June 4, 2015, the Exchange Agreement (the “Exchange Agreement”) dated as of June 4, 2015, by and among the Company, Evolent Health, and the other parties named therein, the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of June 4, 2015, by and among the Company and the other parties named therein, and the Tax Receivables Agreement (the “Tax Receivables Agreement” and, together with this Agreement, the Evolent Health LLC Agreement, the Exchange Agreement and the Registration Rights Agreement, the “Transaction Documents”) dated as of June 4, 2015, by and among the Company and the other parties thereto, have been duly authorized, executed and delivered by each of the Company and Evolent Health to the extent a party thereto and constitute valid and legally binding agreements of the Company and Evolent Health, as applicable, enforceable against the Company and Evolent Health, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(s) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) No Violation or Default. None of the Company, Evolent Health or any of the Company’s other subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company, Evolent Health or the Company’s other subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Evolent Health or the Company’s other subsidiaries except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Conflicts. The execution and delivery by the Company and Evolent Health of this Agreement, the performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Evolent Health or the Company’s other subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Evolent Health or any of the Company’s other subsidiaries is a party or by which the Company, Evolent Health or any of the Company’s other subsidiaries is bound or to which any of the property or assets of the Company, Evolent Health or any of the Company’s other subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Evolent Health or the Company’s other subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for performance by the Company and Evolent Health of each of the Transaction Documents to which it is a party, the issuance by the Company of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications that (i) have been obtained or made or (ii) may be required by the New York Stock Exchange, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(w) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings, including by the Federal Trade Commission and the U.S. Department of Health and Human Services (“HHS”) and any office contained therein, pending to which the Company, Evolent Health or any of the Company’s other subsidiaries is or, to the knowledge of the Company or Evolent Health, may reasonably be expected to become a party or to which any property of the Company, Evolent Health or the Company’s other subsidiaries, is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, Evolent Health or the Company’s other subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, threatened or contemplated by any governmental or regulatory authority or threatened by others; (i) there are no material current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and to the knowledge of the Company or Evolent Health, there is no complaint to or audit, proceeding, investigation (formal or informal) or claim currently pending or threatened against any of the Company’s or Evolent Health’s customers (specific to the customer’s use of the products or services of the Company or Evolent Health) by the Federal Trade Commission, HHS, or any similar authority in any jurisdiction or any other governmental entity, or by any person in respect of the collection, use or disclosure of Personal Data by the Company or Evolent Health that, individually or in the aggregate, if determined adversely to such customer, could reasonably be expected to have a material adverse effect on such customer or a material adverse effect on the Company.

(x) Independent Accountants. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and Evolent Health, is an independent registered public accounting firm with respect to the Company and Evolent Health within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG LLP, who has audited certain financial statements of the Acquired Business, was an independent public accountant with respect to the Acquired Business within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rules thereunder at the time of the applicable audit.

(y) Title to Real and Personal Property. The Company, Evolent Health and the Company’s other subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than Intellectual Property (as defined below)) that are material to the respective businesses of the Company, Evolent Health and the Company’s other subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and currently proposed to be made of such property by the Company, Evolent Health and the Company’s other subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Title to Intellectual Property. The Company, Evolent Health and the Company’s other subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses, software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted, and, to the knowledge of the Company, Evolent Health or the Company’s other subsidiaries, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company, Evolent Health and the Company’s other subsidiaries have not received any notice of any claim (i) alleging any infringement or misappropriation of, or conflict with, any Intellectual Property rights of any third party or (ii) challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company, Evolent Health and the Company’s other subsidiaries. The Company, Evolent Health and the Company’s other subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all know-how, trade secrets and confidential information owned, used or held for use by the Company, Evolent Health or the Company’s other subsidiaries, and no such trade secrets or confidential information have been disclosed other than to employees, representatives and agents of the Company, Evolent Health or the Company’s other subsidiaries, or parties who are bound by written confidentiality agreements, except as could not reasonably be expected to result in a Material Adverse Effect.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Evolent Health or the Company’s other subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Evolent Health or the Company’s other subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(bb) Investment Company Act. Neither the Company nor Evolent Health is required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Taxes. The Company and its subsidiaries have paid or accrued in their respective financial statements included in the Pricing Disclosure Package all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, its subsidiaries or any of their respective properties or assets, except where the failure to pay or file or where such deficiency would not reasonably be expected to result in a Material Adverse Effect. Evolent Health is treated as a partnership for U.S. federal income tax purposes.

(dd) Licenses and Permits. The Company, Evolent Health and the Company’s other subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Evolent Health or any of the Company’s other subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or renewal would not reasonably be expected to result in a Material Adverse Effect.

(ee) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Evolent Health or the Company’s other subsidiaries exists or, to the knowledge of the Company or Evolent Health, is contemplated or threatened, and neither the Company nor Evolent Health is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their respective subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ff) Compliance with and Liability under Environmental Laws. (i) The Company, Evolent Health and the Company’s other subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, Evolent Health or the Company’s other subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company, Evolent Health or the Company’s other subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company, Evolent Health and the Company’s other subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Evolent Health and the Company’s other subsidiaries, and (c) none of the Company, Evolent Health or the Company’s other subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(gg) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company, Evolent Health or the Company’s other subsidiaries (or, to the knowledge of the Company and Evolent Health, any other entity (including any predecessor) for whose acts or omissions the Company, Evolent Health or any of the Company’s other subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, Evolent Health or the Company’s other subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(hh) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or Evolent Health would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan other than any such transaction effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (v) neither the Company nor Evolent Health nor any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(ii) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and Evolent Health maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) Accounting Controls. The Company and Evolent Health maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c), except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s or Evolent Health’s internal controls. The Company’s and Evolent Health’s auditors and the Audit Committee of the Board of Directors of the Company and of Evolent Health have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s and/or Evolent Health’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and/or Evolent Health’s internal controls over financial reporting.

(kk) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Insurance. The Company, Evolent Health and the Company’s other subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Evolent Health and the Company’s other subsidiaries and their respective businesses; and none of the Company, Evolent Health or any of the Company’s other subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(mm) No Unlawful Payments. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health, or the Company’s other subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn) Compliance with Anti-Money Laundering Laws. The operations of the Company, Evolent Health and the Company’s other subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Evolent Health and the Company’s other subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Evolent Health or the Company’s other subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Evolent Health, threatened.

(oo) No Conflicts with Sanctions Laws. None of the Company, Evolent Health or the Company’s other subsidiaries, nor any director or officer of the Company, Evolent Health or the Company’s other subsidiaries, nor, to the knowledge of the Company or Evolent Health, any employee, agent, affiliate or other person associated with or acting on behalf of the Company, Evolent Health or the Company’s other subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Evolent Health, or any of the Company’s other subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Libya and the Crimea Region of Ukraine (each, a “Sanctioned Country”); and the Company and Evolent Health will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, Evolent Health and the Company’s other subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain Contractual Arrangements with Certain Stockholders—Third amended and restated operating agreement of Evolent Health LLC”, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq) No Broker’s Fees. None of the Company, Evolent Health or any of the Company’s other subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or Evolent Health or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain Contractual Arrangements with Certain Stockholders—Registration rights agreement”, no person has the right to require the Company, Evolent Health or the Company’s other subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company or Evolent Health, except as has been validly complied with in connection with the filing of the Registration Statement.

(ss) No Stabilization. Neither the Company nor Evolent Health has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(tt) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) Statistical and Market Data. Nothing has come to the attention of the Company or Evolent Health that has caused the Company or Evolent Health to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Evolent Health or any of the Company’s or Evolent Health’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, that are applicable to the Company.

(ww) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act.

(xx) No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company, Evolent Health or any of the Company’s other subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(yy) Healthcare Regulations. The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions: “Risk Factors—Risks Relating to Our Business and Industry—The health care regulatory and political framework is uncertain and evolving.”, “Risk Factors—Risks Relating to our Business and Industry—We are subject to privacy and data protection laws governing the transmission, security and privacy of health information, which may impose restrictions on the manner in which we access personal data and subject us to penalties if we are unable to fully comply with such laws.”, and “Business—Health Care Laws and Regulations”, insofar as such statements describe the state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to the Company (the “Healthcare Laws”), are true and correct in all material respects; and to the knowledge of the Company or Evolent Health, there are no Healthcare Laws which as of this date are material to the businesses of the Company, Evolent Health or the Company’s other subsidiaries which are not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. None of the Company, Evolent Health or any of the Company’s other subsidiaries is in violation of any Healthcare Laws, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none have received any written notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, the Company or Evolent Health under any Healthcare Laws.

(zz) Data Privacy and Security Laws. Except as could not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company, Evolent Health and the Company’s other subsidiaries are, and since the Company’s, Evolent Health’s or such Company subsidiary’s inception have been, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”, and collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company, Evolent Health and the Company’s other subsidiaries, taken as a whole, have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company, Evolent Health and the Company’s other subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and no such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements, except as could not reasonably be expected to result in a Material Adverse Effect. None of the Company, Evolent Health or any of the Company’s other subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(aaa) Accurate Disclosure. The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and/or the Prospectus from the sections “Our Company—Initial public offering, organizational transactions, September 2016 secondary offering, other equity transactions, March 2017 secondary offering, May 2017 secondary offering, June 2017 secondary offering, August

2017 primary offering and organizational structure”, “Risk Factors—Risks relating to our structure”, “Risk Factors—Risks relating to ownership of our Class A common stock” and “Description of Capital Stock”; and “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2017, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present information required to be shown therein pursuant to the rules and regulations of the Commission. The statements included in the Pricing Disclosure Package and the Prospectus under the caption: “U.S. federal income and estate tax considerations for non-U.S. holders of Class A common stock”, insofar as they purport to describe provisions of U.S. federal tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

4. Further Agreements of the Company and Evolent Health. The Company and Evolent Health jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. Upon request, the Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the

Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that neither the Company nor Evolent Health shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, each of the Company and Evolent Health will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or any membership interest in Evolent Health, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, other than in relation to (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise or settlement of options granted under Company Stock Plans; provided that if the recipient of any such shares of Stock has previously delivered a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto, such shares of Stock will be subject to the terms of such lock-up, (C) the grant by the Company of awards under Company Stock Plans as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an employee stock compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (E) the issuance of shares of Class A Common Stock payable to the extent required pursuant to the earnout relating to the Company’s strategic alliance with Passport Health Plan, (F) the issuance of, agreement to issue or public disclosure of the intent to issue, shares of Stock or other securities (including securities convertible into shares of Stock) in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, (G) the issuance of, agreement to issue or public disclosure of the intent to issue, shares of Stock or other securities (including securities convertible into shares of Stock) in connection with joint ventures, strategic transactions or other commercial relationships (including issuances to current or prospective customers or partners) or (H) any shares of Class A Common Stock issuable upon conversion of the Company’s $125.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021; provided that, in the case of clauses (F) and (G), the aggregate number of shares of Stock issued in all such acquisitions and transactions shall not exceed 10.0% of the issued and outstanding Stock of the Company on the Closing Date (after giving effect to the issuance of the Underwritten Shares and the Option Shares, whether or not the Option Shares are issued and sold on or subsequent to such date) and any recipients of such Shares shall deliver a “lock-up” agreement to the Representatives substantially in the form of Exhibit A hereto.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. Neither the Company nor Evolent Health will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(l) Reports. For a period of two years from the date hereof, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 5(h) hereof.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Sections 3(c) or 4(f) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) Any Testing-the-Waters Communications undertaken by it were with, to its knowledge, entities that are “qualified institutional buyers” as such term is defined in Rule 144A under the Securities Act or institutions that are “accredited investors” as such term is defined in Rule 501 under the Securities Act.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and Evolent Health, jointly and severally, of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and Evolent Health contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company and Evolent Health set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and Evolent Health in this Agreement are true and correct and that the Company and Evolent Health have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP and KPMG LLP shall each have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company and Evolent Health. Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(i) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and Evolent Health in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the parties listed on Schedule 2 hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(l) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company and Evolent Health. Each of the Company and Evolent Health agrees to jointly and severally indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company and Evolent Health. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and Evolent Health and their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, the information contained in the fourteenth, fifteenth and sixteenth paragraphs under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by the Indemnifying Person of such request and more than 30 days after receipt of the proposed terms of such settlement and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, Evolent Health and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies.The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, except as otherwise agreed, the Company and Evolent Health jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company and Evolent Health’s counsel and the Company’s and the Acquired Business’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters up to $5,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the Registration Statement by, FINRA; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 9), (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 9 or Section 10) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this

Agreement, the Company and Evolent Health jointly and severally agree to reimburse the Underwriters (or, in the case of Section 10, solely the non-defaulting Underwriters) for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Evolent Health and the Underwriters contained in this Agreement or made by or on behalf of the Company, Evolent Health or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Evolent Health or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and with respect to the Company specifically includes Evolent Health.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (fax: (212) 902-9316); Attention: Registration Department. Notices to the Company shall be given to it at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 (fax: (571) 389-6001); Attention: Jonathan Weinberg.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Submission to Jurisdiction. Each of the Company and Evolent Health submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel and Secretary

EVOLENT HEALTH LLC

By:	/s/ Jonathan Weinberg
Name: Jonathan Weinberg
Title: General Counsel and Secretary

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Lauren Ruane
Name: Lauren Ruane
Title: Executive Director

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Lyla Bibi
Name: Lyla Bibi
Title: Managing Director

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,261,964
Goldman Sachs & Co. LLC	3,261,964
Wells Fargo Securities, LLC	528,968
William Blair & Company, L.L.C.	528,968
SunTrust Robinson Humphrey, Inc.	528,968
Leerink Partners LLC	352,644
Robert W. Baird & Co. Incorporated	352,644

Total	8,816,120

Sch. 1

Schedule 2

Directors

David Farner

Matthew Hobart

Diane Holder

Michael Kirshbaum

Michael D’Amato

Norman Payson, MD

Officers

Frank Williams

Seth Blackley

Nicholas McGrane

Tom Peterson

Jonathan Weinberg

Steve Wigginton

Lydia Stone

Stockholders

TPG Growth II BDH, L.P.

TPG Eagle Holdings, L.P.

Ptolemy Capital, LLC

UPMC

The Advisory Board Company

Sch. 2

Annex A

a. Pricing Disclosure Package

Pricing Term Sheet dated August 8, 2017 (included as Annex D hereto)

Annex A-1

Annex B

Written Testing-the-Waters Communications

None

Annex B-1

Annex C

Form of Opinion of Counsel for the Company

Annex C-1

Form of 10b-5 Statement of Counsel for the Company

Annex C-2

Annex D

Evolent Health, Inc.

8,816,120 Class A Shares

The following information supplements the Preliminary Prospectus Supplement dated August 7, 2017 (the “Preliminary Prospectus Supplement”).

Issuer:	Evolent Health, Inc.

Class A common stock offered hereby:	8,816,120

Option to purchase additional shares:	1,322,418

Class A common stock outstanding immediately after this offering (1):	74,638,264 shares (or 75,960,682 shares if the underwriters exercise their option to purchase additional shares in full)

Public Offering Price:	$19.85 per share

Joint Book-running managers:	J.P. Morgan Securities LLC Goldman Sachs & Co. LLC

Lead managers:	Wells Fargo Securities, LLC William Blair & Company, L.L.C. SunTrust Robinson Humphrey, Inc.
Co-managers:	Leerink Partners LLC Robert W. Baird & Co. Incorporated

(1)	Based on the number of shares of Class A common stock outstanding at August 2, 2017.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

We have been advised by the underwriters that on August 8, 2017, one of the underwriters purchased, on behalf of the syndicate, 453,587 shares of the Issuer’s Class A common stock at an average price of $19.8992 per share in stabilizing transactions in accordance with Regulation M.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying base prospectus if you request them from from J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 866-803-9204; or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, facsimile at (212) 902-9316, or email at prospectus-ny@ny.email.gs.com

Annex C-3

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2017

J.P. MORGAN SECURITIES LLC

GOLDMAN SACHS & CO. LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	EVOLENT HEALTH, INC. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Evolent Health, Inc., a Delaware corporation (the “Company”), and Evolent Health LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to shares of Common Stock shall be deemed to refer to shares of any class of stock of the Company.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (the “Letter Agreement”) and ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, LLC Units, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than:

(A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement;

(B) (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) transfers of shares of Common Stock or such other securities as a result of the operation of law through estate, other testamentary document or intestate succession or (iii) transfers of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(C) distributions of shares of Common Stock to the members, limited or general partners or stockholders of the undersigned, its direct or indirect affiliates or other entities controlled or managed by the undersigned;

(D) transfers of shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering;

(E) [reserved];

(F) the exercise of Stock Options to purchase shares of Common Stock and any related transfer to the Company of shares of Common Stock (i) deemed to occur upon the cashless exercise of such Stock Options or (ii) for the purpose of paying the exercise price of such Stock Options or for paying taxes (including estimated taxes) due as a result of the exercise of such Stock Options; provided that any such purchased shares will be subject to the restrictions described in this Letter Agreement;

(G) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with the termination of service of an option to repurchase such shares; [or]

(H) transfers of shares of Common Stock pursuant to a trading plan established prior to the date hereof pursuant to Rule 10b5-1 of the Exchange Act (an “Established Plan”); provided that (i) to the extent a filing under the Exchange Act or public announcement, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales,

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the undersigned shall cause such announcement or filing to include a statement to the effect that the sale was made pursuant to an Established Plan, and (ii) the undersigned may not amend, alter or modify an Established Plan during the Restricted Period; [or

(I) transfers of shares of Common Stock or such other securities to any investment fund controlled or managed by any affiliate of TPG Global, LLC and its affiliates;]1 provided that in the case of any transfer or distribution pursuant to clause (B) or (C) [or (I)], each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through [(G)][ or (I)], no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G, in each case, in accordance with applicable law and made after the expiration of the Restricted Period).

In addition, nothing in this Letter Agreement shall prohibit the undersigned from (i) transferring shares of Common Stock pursuant to a liquidation, tender offer, merger, consolidation, stock exchange or similar transaction that results in all of the Company’s equity holders having the right to exchange their equity securities in the Company for cash, securities or other property; provided that if such liquidation, tender offer, merger, consolidation, stock exchange or similar transaction is not completed, any Common Stock or other equity securities in the Company subject to this Letter Agreement shall remain subject to the restrictions contained in this Letter Agreement or (ii) engaging in any transaction to the extent required by law, regulation or governmental order.

Furthermore, the undersigned may, if permitted by the Company, establish a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales or other transfers occur under such plan and no public disclosure of such plan shall be required or shall be made by any person during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) prior to entering into the Underwriting Agreement, the Company notifies the Representatives in writing that the Company does not intend to proceed with the Public Offering; (ii) the Company files an application to withdraw the

[1]	Carve out (I) applies only to TPG entities.

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registration statement related to the Public Offering or deregisters the Securities; (iii) the Underwriting Agreement has not been executed by all parties by September 15, 2017; or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, then this Letter Agreement shall immediately terminate and the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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